CERTIFICATION FILED AS EXHIBIT 12(B) TO FORM N-CSR

Name of Issuer:	THE MANAGERS FUNDS - MANAGERS VALUE FUND, MANAGERS AMG ESSEX LARGE CAP GROWTH FUND, MANAGERS SMALL COMPANY FUND, MANAGERS SPECIAL EQUITY FUND, MANAGERS INTERNATIONAL EQUITY FUND, MANAGERS EMERGING MARKETS EQUITY FUND, MANAGERS BOND FUND & MANAGERS GLOBAL BOND FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: March 9, 2007	/s/ William J. Nutt
William J. Nutt
President

CERTIFICATION FILED AS EXHIBIT 12(B) TO FORM N-CSR

Name of Issuer:	THE MANAGERS FUNDS - MANAGERS VALUE FUND, MANAGERS AMG ESSEX LARGE CAP GROWTH FUND, MANAGERS SMALL COMPANY FUND, MANAGERS SPECIAL EQUITY FUND, MANAGERS INTERNATIONAL EQUITY FUND, MANAGERS EMERGING MARKETS EQUITY FUND, MANAGERS BOND FUND & MANAGERS GLOBAL BOND FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: March 9, 2007	/s/ Bruce M. Aronow
Bruce M. Aronow
Chief Financial Officer